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                                                                    Exhibit 10.3
                     ASSIGNMENT, ASSUMPTION AND AMENDMENT
                     ------------------------------------
                                      OF
                                      --
                          COAL SALES AGENCY AGREEMENT
                          ---------------------------


     THIS AGREEMENT is executed this 4th day of April, 1997, by and among ARCH MINERAL CORPORATION, a Delaware corporation ("Arch Mineral"); ASHLAND COAL, INC., a Delaware, corporation ("ACI"); and SAARBERGWERKE AG ("SAG") and CARBOEX INTERNATIONAL, LTD. ("CBX"), companies organized under the laws of the Federal Republic of Germany and the Bahamas, respectively (hereinafter SAG and CBX are together referred to as "Sales Agent").

                                  WITNESSETH:

     WHEREAS, ACI and Sales Agent are parties to that certain Coal Sales Agency Agreement dated as of December 12, 1991 as amended by an Amendment No. 1 to Coal Sales Agency Agreement dated January 26, 1993, and a letter agreement dated March 27, 1995, attached hereto as Exhibit A (the "Coal Sales Agency Agreement"); and

     WHEREAS, ACI and Arch Mineral are parties to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April 4, 1997, among Arch Mineral, ACI, and AMC Merger Corporation, which Merger Agreement provides for a business combination of ACI and Arch Mineral, the changing of the name of Arch Mineral to Arch Coal, Inc. ("Arch Coal") and the conversion of outstanding ACI capital stock to Arch Mineral capital stock as of the Effective Time (as that term is defined in the Merger Agreement); and

     WHEREAS, in light of the transactions contemplated by the Merger Agreement, ACI desires to assign and Sales Agent desires ACI
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to assign, all ACI's interest under the Coal Sales Agency Agreement to Arch
Mineral and ACI is entering into this Agreement solely for that purpose; and

     WHEREAS, contingent upon the consummation of the transactions contemplated by the Merger Agreement and beginning at the Effective Time, Arch Mineral desires to utilize exclusively the marketing and technical services of Sales Agent to develop and promote the long-term sale of high vol coking coal and PCI product produced from coal reserves presently and in the future controlled by Arch Mineral and its subsidiaries (the "Products") for use in the steel making process in those countries listed on Schedule 1 attached hereto (the "Area of Responsibility"; and each country therein, an "Area Country") by accepting ACI's assignment and assuming all of ACI's obligations under the Coal Sales Agency Agreement, in each case as of the Effective Time; and

     WHEREAS, Sales Agent desires to evidence its consent to such assignment and assumption; and

     WHEREAS, concurrently with the effectiveness of the assignment and assumption, Sales Agent and Arch Mineral wish to amend the Coal Sales Agency Agreement as herein provided; and

     WHEREAS, for convenience Arch Mineral is hereinafter referred to as Arch Coal.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and the mutual benefit to be derived therefrom, the parties agree as follows:

                                       2
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     1.   Assignment.
          ----------

     ACI assigns to Arch Coal all of ACI's right, title and interest in and to the Coal Sales Agency Agreement and delegates to Arch Coal all of ACI's duties and obligations thereunder, in each case effective as of the Effective Time, and thereupon ACI shall be released from any liability to Sales Agent arising out of the performance or non-performance of the Coal Sales Agency Agreement at or after the Effective Time, provided, however, that ACI's assignment and Arch
                          --------  -------
Coal's assumption shall not operate as an assignment and assumption of, or otherwise affect, any sales contract or commitment entered into by ACI prior, on, or after the Effective Time, or its rights to payment with respect thereto.

     2.   Assumption.
          ----------

     Arch Coal hereby accepts assignment from ACI of such right, title and interest in and under the Coal Sales Agency Agreement and agrees to fully assume and perform all of the duties and obligations of ACI thereunder from and after the Effective Time, provided, however, that Arch Coal's acceptance and
                    --------  -------
assumption herein shall not be deemed to obligate Arch Coal in any respect under any sales contract or commitment entered into by ACI on, or after the Effective Time, including with respect to ACI's obligation to supply coal thereunder.

     3.   Consent.
          -------

     Sales Agent hereby consents to the assignment of the Coal Sales Agency Agreement by ACI to Arch Coal and Arch Coal's assumption of all the duties and obligations of ACI.

                                       3
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     4.   Amendments.
          ----------

     Each of Arch Coal and the Sales Agent agree that the Coal Sales Agency Agreement shall be amended as follows from and after the Effective Time:

(a)  The first sentence of Section 3 is amended and restated as follows:

     "Arch Coal shall make available a minimum of 250,000 tons (2,000 lbs.) of high vol coking coal to the extent produced from its properties (the "Committed Tonnage") per calendar year for sale by Arch Coal in acceptance of customer orders pursuant to this Agreement, provided, however, Sales
                                                    --------  -------
     Agent shall have the right, upon written notice by the preceding October 31 with respect to any calendar year during the term of this Agreement, to require that up to 82,500 tons (2,000 lbs.) of PCI product be available in place of high vol coking coal for sale during the succeeding calendar year."

(b)  Paragraph 5 is deleted in its entirety and replaced with the following:

"5.  Term.  This Agreement shall become effective as of the Effective Time, and
     ----
     the initial term of this Agreement shall expire December 31, 2004. The parties agree to discuss an elective extension of this Agreement at least one year prior to the expiration of this Agreement."

(c) The second sentence of subsection (b) of Section 7 is amended and restated as follows:

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               "A "Qualifying Disposition" shall mean disposition of all or any portion of Arch Coal stock held by CBX the effect of which is that CBX and its affiliates no longer beneficially own at least 63 per cent of the Arch Coal stock obtained by CBX at the Effective Time in the conversion under the Merger Agreement."

     (d)  The first sentence of Section 12 is amended and restated as follows:

               "This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, U.S.A., except for any conflict of laws rules which would require the application of the laws of any other jurisdiction."

     (e) The addresses for notices to Arch Coal and CBX in Section 13 is amended and restated as follows:

Arch Mineral Corporation            Carboex International Ltd.
Suite 300                           Sasoon Building
CityPlace One                       Shirley Street & Victoria Avenue
St. Louis, Missouri 63141           P. O. Box N - 272
Attention: Senior Vice              Nassau, Bahamas
President-Marketing
Fax: (314) 994-2734
(After the Effective Time, notices shall be directed instead to "Arch Coal, Inc.".)

     (f) Schedule 1 is amended and restated as set forth in Annex 1 to this Agreement.

     (g) Schedule 2 is amended and restated as set forth in Annex 2 to this Agreement.

                                       5
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     5.   Governing Law.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, U.S.A., except for any conflict of laws or rules which would require the application of the laws of any other jurisdiction.

     6.   Entire Agreement.
          ----------------

     This Agreement contains the entire agreement between the parties hereto respecting the subject matter hereof, and supersedes all prior oral or written communications, and all contemporaneous oral agreements and understandings. This Agreement may not be modified, supplemented, amended, explained or waived by parole evidence, custom or customary dealings or practices between the parties or in any other way, except in writing signed by the duly authorized representatives of the parties. This Agreement may be executed in several counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                              ARCH MINERAL CORPORATION
                              By: /s/ Steven F. Leer
                              Its: Pres. & CEO

                                       6
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                              ASHLAND COAL, INC.
                              By: /s/ William C. Payne
                              Its: President

                              SAARBERGWERKE AG
                              By: [SIGNATURE APPEARS HERE]
                              Its: ________________________


                              CARBOEX INTERNATIONAL LTD.
                              By: /s/ Juan Antonio Ferrando
                              Its: Director

                                       7
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                                                                         ANNEX 1

                                  SCHEDULE 1

                            AREA OF RESPONSIBILITY*

          Albania                        Luxemburg
          Algeria                        Morocco
          Austria                        Netherlands
          Belgium                        Norway
          Bulgaria                       Poland
          countries comprising
           the former Czechoslovakia     Portugal

          Denmark                        Romania
          Egypt                          countries comprising
                                          the former Soviet Union
          Finland                        Sweden
          France                         Switzerland
          Greece                         Tunisia
          Hungary                        Turkey
          Ireland                        United Kingdom
          Italy                          Yugoslavia

* Territory presently comprising the listed countries, each herein referred to as an "Area Country".

                                       8
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                                                                         ANNEX 2

                                  SCHEDULE 2

     CARBOEX INTERNATIONAL LTD. ("CBX") has an existing relationship with Ruhrkohle AG, pursuant to which, on an annually renegotiated basis, CBX supplies coal to meet a portion of the annual requirements of TURKIYE DEMIR VE CELIK ISLETMELERI ("TDCI"). CBX may continue to supply such coal to TDCI, pursuant to the foregoing, without violating Section 8 of the Coal Sales Agency Agreement.

                                       9
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                                                                       EXHIBIT A

                          COAL SALES AGENCY AGREEMENT

Coal Sales Agency Agreement between Ashland Coal, Inc., Saarbergwerke AG, and Carboex International Ltd., dated December 12, 1991, is incorporated herein by reference (Exhibit 10.31 to the Company's Form 10-K for the year ended December 31, 1991, filed with the SEC on March 4, 1992)

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